SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|X| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              QUANTA SERVICES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

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         (2)    Aggregate number of securities to which transaction applies:

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         (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)    Proposed maximum aggregate value of transaction:

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         (5)    Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:

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         (2)    Form, Schedule or Registration Statement No.:

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         (3)    Filing Party:

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         (4)    Date Filed:

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                                Explanatory Note

        Quanta Services, Inc., a Delaware corporation ("Quanta Services"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on February 11, 2002 in connection with the solicitation of proxies for electing the board of directors of Quanta Services at the 2002 annual meeting of Quanta Services' stockholders.

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[QUANTA SERVICES LOGO]                                             PRESS RELEASE

FOR IMMEDIATE RELEASE
02-02


Contacts:

James Haddox, CFO      Paul Verbinnen               Ken Dennard
Dana Gordon            James Barron                 Easterly Investor Relations
Quanta Services, Inc.  Citigate Sard Verbinnen      kdennard@easterly.com
                                                    ---------------------
713-629-7600           212-687-8080                 832-443-0160

               QUANTA SERVICES RESPONDS TO UTILICORP PROXY THREAT

     Says UtiliCorp Seeks Control For Accounting Consolidation That Would Boost UtiliCorp's Non-Cash Earnings And Help It Meet Market Expectations

     Quanta Intends To Oppose UtiliCorp; Says UtiliCorp Actions Not In Best Interests Of Quanta's Other Stockholders
                            ------------------------

HOUSTON, TX, Feb. 10 -- Quanta Services, Inc. (NYSE: PWR) issued today the following statement:

"We are disappointed that UtiliCorp intends to seek control of Quanta in a proxy contest in order to fulfill its own accounting objectives," said John R. Colson, Chief Executive Officer of Quanta. "UtiliCorp wants to assume absolute control of the Quanta board so that it can achieve accounting consolidation, enabling it to reflect non-cash earnings that would help it meet market expectations. We do not believe that handing control of the company to UtiliCorp to satisfy its financial and accounting agenda is in the best interests of Quanta's stockholders."

The following letter was sent on February 10, 2002 by Mr. Colson to Robert K. Green, Jr., President and Chief Executive Officer of UtiliCorp United Inc. (NYSE: UCU):

February 10, 2002

Robert K. Green, Jr.
President and Chief Executive Officer
UtiliCorp United Inc.
20 West Ninth Street
Kansas City, Missouri  64105

Dear Bob,

         We at Quanta have tried to work constructively with UtiliCorp to address your accounting desires in a mutually beneficial way, and in a manner consistent with the fiduciary obligations that our Board of Directors owes to our stockholders. We were therefore disappointed to read in the Schedule 13D report you filed on Friday evening that you plan to move to replace the Quanta Board with your own nominees who will "promote business objectives, goals and values that are reflective of those of UtiliCorp". Handing control of the company to UtiliCorp in order to satisfy your agenda is not in the best interests of Quanta's stockholders, customers or employees.

         It is unfortunate for both of our companies that we have been unable to date to arrive at an appropriate arrangement that would accommodate UtiliCorp's desire to achieve financial statement consolidation, while protecting the legitimate interests of our other stockholders. Our Board is dedicated to the goal of building value for all of our stockholders. Frankly, UtiliCorp's preference to press its accounting agenda rather than living up to the spirit of our strategic alliance has not benefited our stockholders. Your threat of a proxy fight -- like your recent stock accumulations that compelled us to take steps to protect our stockholders from a creeping takeover -- is inconsistent with the goal of enhancing stockholder value. Indeed, out-of-the-blue suggestions like your proposed share repurchase program appear to be specifically designed to shift economic and voting control to UtiliCorp without your having to provide appropriate benefits and protections to Quanta's other stockholders, and in that case even using Quanta's own balance sheet to finance your plans. No board of directors can stand by and allow a large stockholder to dominate and abuse the rights of the company's other stockholders in such a manner.

         We intend to vigorously oppose your attempt to seize control of Quanta.

                                     Sincerely,

                                     /s/John R. Colson

                                     John R. Colson
                                     Chief Executive Officer and Director


Important Information
Quanta Services, Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to Quanta's solicitation of proxies from its stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. Quanta Services, Inc. advises security holders to read its proxy statement when it becomes available, because it will contain important information. Quanta's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of Quanta's proxy statement, when it becomes available, by writing to Quanta Services, Inc. at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056 or by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Quanta's stockholders will be available in the soliciting materials on Schedule 14A to be filed by Quanta with the SEC on February 11, 2002.


                                      # # #

                            [QUANTA SERVICES LOGO]



                                   MEMORANDUM


TO:               QUANTA EMPLOYEES

FROM:             JOHN R. COLSON

DATE:             FEBRUARY 11, 2002

SUBJECT:          UTILICORP UNITED INC.

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As you may know, on Friday evening, UtiliCorp announced its intention to attempt to take full control of Quanta Services, Inc. by seeking to replace our board of directors with its own hand-picked group.

You should know that we regard UtiliCorp's actions as hostile and we intend to oppose them vigorously. If you would like to read more, you can see our press release issued yesterday, including a letter to UtiliCorp, on our corporate web site (www.quantaservices.com).

Simply stated, we don't believe that handing control of Quanta to UtiliCorp - just to enable UtiliCorp to achieve its self serving accounting agenda - is in the best interests of our other stockholders, our customers or employees.

Our company is healthy and strong. While the economic environment remains challenging, we are proud of Quanta and of our people and we are confident in our ability to compete and grow in the marketplace. With your continued support and dedication, we believe we can continue to build a great future together -- with or without UtiliCorp.

While it's impossible to predict how this situation may turn out, we want you to know that we're serious about protecting your interests and the interests of all of our stockholders.

We understand how distracting UtiliCorp's actions can be. But, while we deal with this situation, we ask you to stay focused on doing your jobs well and doing what is right for our customers and company. And please, do not under any circumstances respond to media or other inquiries about the UtiliCorp situation. Please direct any such inquiries to Dana Gordon at 713-985-6412.

Over the next weeks and months, you'll likely read and hear many things. I urge you to wait for the facts and I pledge to do my best to keep you informed of developments.

Sincerely,

John R. Colson



IMPORTANT INFORMATION

        Quanta Services, Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to Quanta's solicitation of proxies from its stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. QUANTA SERVICES, INC. ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Quanta's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of Quanta's proxy statement, when it becomes available, by writing to Quanta Services, Inc. at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056 or by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Quanta's stockholders will be available in the soliciting materials on Schedule 14A to be filed by Quanta with the SEC on February 11, 2002.

                                       ###

                              IMPORTANT INFORMATION

        Quanta Services plans to file a proxy statement with the Securities and Exchange Commission relating to Quanta Services' solicitation of proxies from the stockholders of Quanta Services with respect to the Quanta Services 2002 annual meeting of stockholders. QUANTA SERVICES ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Quanta Services' proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of Quanta Services' proxy statement, when it becomes available, by writing to Quanta Services, Inc. at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056 or by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885.

                       INFORMATION REGARDING PARTICIPANTS

        Quanta Services, the directors of Quanta Services who are not affiliated with UtiliCorp United Inc. and certain executive officers of Quanta Services may be deemed to be participants in the solicitation of proxies (the "Solicitation") in respect of electing the board of directors of Quanta Services at the 2002 annual meeting of stockholders of Quanta Services. The current directors of Quanta Services who are not affiliated with UtiliCorp (the "Directors") are:
James R. Ball, John R. Colson, Vincent D. Foster, Louis C. Golm, Jerry J. Langdon, Gary A. Tucci and John R. Wilson. Messrs. Colson, Tucci and Wilson also serve as Chief Executive Officer, Regional Vice President and Senior Vice President, respectively, of Quanta Services. Other executive officers of Quanta Services who may be deemed to be participants in the Solicitation (the "Officers") are: Frederick M. Haag, Senior Vice President, James H. Haddox, Chief Financial Officer, Peter T. Dameris, Executive Vice President and Chief Operating Officer, Gary W. Smith, Senior Vice President, and Luke T. Spalj, Senior Vice President.

        The Directors and Officers have interests in the Solicitation from their beneficial ownership of the Common Stock and Limited Vote Common Stock of Quanta Services. The Directors and Officers also receive customary compensation from Quanta Services in exchange for their services as directors and officers, as applicable. Information regarding the interests and affiliations of Quanta Services' Directors and Officers is contained in Quanta Services' Annual Report on Form 10-K for the year ended December 31, 2000 and its Proxy Statement dated May 4, 2001, which are filed with the SEC. Additional information with respect to the beneficial ownership of the Directors and Officers of Quanta Services Common Stock and Limited Vote Common Stock is set forth immediately below:

Name of Director/Officer     Quanta Services Common      Quanta Services Limited
                                   Stock                     Vote Common Stock

James R. Ball                   45,000 (1)                             29,625
John R. Colson                 2,324,326 (2)                              0
Peter T. Dameris                116,451 (3)                               0
Vincent D. Foster               152,321 (4)                            191,698
Louis C. Golm                    15,000 (5)                               0
Frederick M. Haag                10,035 (6)                               0
James H. Haddox                 202,155 (7)                            70,000
Jerry J. Langdon                 15,000 (8)                               0
Gary W. Smith                    46,543 (9)                               0
Luke T. Spalj                   330,505 (10)                              0
Gary A. Tucci                   549,679 (11)                              0
John R. Wilson                  685,237 (12)                              0

(1) Mr. Ball's Common Stock ownership includes 37,500 shares of Common Stock which may be acquired within 60 days of February 11, 2002 through the exercise of stock options.

(2) Mr. Colson's Common Stock ownership includes 244,003 shares of Common Stock which may be acquired within 60 days of February 11, 2002 through the exercise of stock options and 13,500 shares over which Messrs. Colson and Foster share voting and dispositive power.

(3) Mr. Dameris' Common Stock ownership includes 63,614 shares of Common Stock that are subject to a Cancellation Right by Quanta Services but for which Mr. Dameris maintains voting rights and 43,750 shares of Common Stock which may be acquired within 60 days of February 11, 2002 through the exercise of stock options.

(4) Mr. Foster's Common Stock ownership includes 134,171 shares of Common Stock which may be acquired within 60 days of February 11, 2002 through the exercise of stock options and 13,500 shares over which Messrs. Colson and Foster share voting and dispositive power. Also includes 4,500 shares of Common Stock owned by Main Street Equity Ventures II, L.P. of which Mr. Foster disclaims beneficial ownership.

(5) Mr. Golm's Common Stock ownership includes 15,000 shares of Common Stock which may be acquired within 60 days of February 11, 2002 through the exercise of stock options.

(6) Mr. Haag's Common Stock ownership includes 8,400 shares of Common Stock which may be acquired within 60 days of February 11, 2002 through the exercise of stock options.

(7) Mr. Haddox's Common Stock ownership includes 200,000 shares of Common Stock which may be acquired within 60 days of February 11, 2002 through the exercise of stock options.

(8) Mr. Langdon's Common Stock ownership includes 15,000 shares of Common Stock which may be acquired within 60 days of February 11, 2002 through the exercise of stock options.

(9) Mr. Smith's Common Stock ownership includes 30,000 shares of Common Stock which may be acquired within 60 days of February 11, 2002 through the exercise of stock options.

(10) Mr. Spalj's Common Stock ownership includes 55,163 shares of Common Stock which may be acquired within 60 days of February 11, 2002 through the exercise of stock options.

(11) Mr. Tucci's Common Stock ownership includes 81,752 shares of Common Stock which may be acquired within 60 days of February 11, 2002 through the exercise of stock options and 436,300 shares over which he shares voting and dispositive power.

(12) Mr. Wilson's Common Stock ownership includes 85,237 shares of Common Stock which may be acquired within 60 days of February 11, 2002 through the exercise of stock options.